                         Dated the 4th day of April 1997
                         -------------------------------


                          BENEFIT PLUS COMPANY LIMITED


                                      AND


                     PHYSICAL HEALTH CENTRE HONG KONG LIMITED


             ********************************************************




                                TENANCY AGREEMENT

                                       OF

                       Whole of 10th Floor, 11th Floor and
                 Portion of 12th Floor and Storeroom on 6th Floor,
                PRESTIGE TOWER, Nos. 23 and 25 Nathan Road, Kowloon


             **********************************************************




Term             :    3 years


Commencing       :    11th Floor: 20th January 1997
                      10th Floor: 10th April 1997
                                  (with right to postpone to lst June 1997
                                   and further postpone to lst August 1997)

Commencing       :    11th Floor, Portion of 12th Floor
Rent                  and Storeroom on 6th Floor           :  HK$316,638.00
                      10th Floor                           :  HK$213,738.00

THIS LEASE is made the 4th day of April 1997

BETWEEN BENEFIT PLUS COMPANY LIMITED whose registered office is at 21st Floor, No. 100 Canton Road, Kowloon (hereinafter called "the Landlord" which expression shall where the context so admits include its successors and assigns) and the party named in the First Schedule (hereinafter called "the Tenant").

WHEREBY THIS LEASE NOW WITNESSES as follows:-

1. The Landlord hereby demises unto the Tenant ALL THOSE the premises more particularly described in the Second Schedule ("the said premises") Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings lobbies passages of the building now known as "PRESTIGE TOWER" ("the said building") in so far as the same are necessary for the proper use and enjoyment of the said premises And Together Also with the use in common as aforesaid of the lifts (whenever the same shall be operating) for such term and at such rent payable in such manner as are all more particularly described in the Third Schedule.

2. The Landlord shall have the right (without prejudice to any other right or remedy hereunder) to charge interest at the rate of two per cent per month in respect of any payment to be made by the Tenant to the Landlord under this Lease as shall be more than fifteen days in arrears and such interest shall be payable by the Tenant from the date upon which any such payment in arrears shall fall due.

3.   The Tenant covenants with the Landlord as follows:-

     (a) To pay the said rent on the days and in manner provided in the Third Schedule and in banknotes if so demanded.

     (b) To pay and discharge all rates taxes assessments duties charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (Crown rent and Property Tax only excepted).

     (c) To pay all charges for electricity and water consumed in the said premises and the sewage charges. All such payments shall be made through the Landlord should the Landlord so require and the Tenant shall produce to the Landlord the receipt or other evidence of payment whenever required by the Landlord.

     (d) To keep all the interior of the said premises and the Landlord's fixtures therein

(including all doors windows and electric wiring installations and internal decorations) in good clean tenantable substantial and proper repair and condition and to maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the said term in the like condition. The Tenant particularly agrees to replace all broken or damaged windows whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant. The Tenant further agrees if any damage is caused to the Landlord or to any other person directly or indirectly through the defective or damaged condition of any part of the interior of the said premises (including doors windows electric wiring installations and other Landlord's fixtures) the Tenant shall be wholly responsible therefor and shall make good the same by payment or otherwise and shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof. The Tenant further agrees to take all reasonable precautions to protect the interior of the said premises from damage threatened by an approaching storm or typhoon.

     (e) To give notice in writing to the Landlord or its agent of any damage that may be suffered to the said premises or to persons thereon and of any accident to or defects in the water pipes gas pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.

     (f) To pay on demand to the Landlord any cost incurred by the Landlord in making good any damage or in cleaning and clearing any of the drains of the said premises or the said building choked or stopped up owing to carelessness or negligence of the Tenant.

     (g) The Landlord shall not be under any liability whatsoever to the Tenant or to any other person in respect of any damage sustained by the Tenant or such other person caused by or through or in any way owing to the overflow of water from any premises in the said building or caused by the negligence of any tenant of such premises. The Tenant shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of any damage to any person caused by the negligence of the Tenant or by or through or in any way owing to the overflow of water from the said premises.

     (h) To permit the Landlord its architects, surveyors, agents and workmen and any other persons authorized by the Landlord at all reasonable time to enter upon and view the condition of the said premises. The Landlord can give notice to the Tenant of all defects and want to repair there found for which the Tenant is responsible and the Tenant shall forthwith upon receipt of any such notice sufficiently repair and make good such defects and want of repairs. If within one month after the service of such notice the Tenant should not proceed with the execution of such repairs, the Landlord may enter upon the said premises and execute the same and the cost thereof shall be paid by the Tenant.

     (i) Not to make or permit any alterations to the said premises or the said building NOR to pull down alter or remove any portion of the internal arrangements or Landlord's fixtures or make any alterations or additions to the electrical installation thereof without the previous consent in writing of the Landlord.

     (j) Not without the previous written covenant of the Landlord to install any plant equipment apparatus or machinery including any safe or other object which improves a weight on any part of the flooring of the said premises in excess of that for which it was designed.

     (k) To use the said premises for commercial/office purpose only under the Business Name as described in the First Schedule in so far as it is compatible with the Crown Lease, the occupation permit of the said building and other relevant ordinances and regulations and for no other purpose whatsoever.

     (1) Not to use the said premises for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's trade or business NOR to keep or store or permit or suffer to be kept or stored on or in the said premises any arms ammunition gunpowder saltpetre kerosene or other explosive or combustible goods or any hazardous goods within the meaning of the Dangerous Goods Ordinance and the Regulations thereunder or any statutory modification or re-enactment thereof.

     (m) Not to do or produce or suffer or permit to be done or produced any music noise (including sound produced by broadcasting from television radio and any apparatus or instrument capable or producing or reproducing music and sound) or other acts or things in or on the said premises which is/are or may be a nuisance or annoyance to the Landlord or to the tenants or occupiers of adjacent or neighbouring premises.

     (n) Not to install additional locks bolts or other fittings to the entrance doors of the said premises (without the prior express written consent of the Landlord) or in any way to cut or alter the same.

     (o) To obey and comply with and to indemnify the Landlord against the breach of all ordinance regulations bye-laws rules and requirements of any Governmental of other competent authority relating to the use and occupation of the said premises AND not to do or permit or suffer to be done any act deed matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the said building is held from the Crown. The Tenant shall not cause permit or suffer any part of the said premises to be used for gambling or religious gatherings or for any illegal immoral or improper purpose or so as to cause nuisance annoyance inconvenience or damage to the occupiers of adjacent or neighbouring premises.

     (p) To be responsible for any act default or negligence of its agents or employees in respect of the use of the said premises and to indemnify the Landlord against any claim demands or actions by any third party in connection therewith.

     (q) Not without the previous written consent of the Landlord to assign underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Lease obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession. This lease shall be personal to the Tenant named in this Lease and without in any way limiting the generality of the foregoing the following acts and events shall, unless previously approved in writing by the Landlord, be deemed to be breaches of this sub-Clause :-

           (i) in the case of a tenant which is a sole proprietorship or partnership, any change in the sole proprietor thereof or the taking in of one or more partners or new partners whether on the death or retirement of an existing partner or other-wise;

           (ii) in the case of a tenant who is a corporation, any reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares;

           (iii) the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of such Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same; or

           (iv)  the change of the Tenant's business name.

     (r) Not to allow the preparation of food in nor delivery of food to the said premises or without the Landlord's prior permission in writing permit any person to remain therein overnight. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises which shall not be used as sleeping quarters or as domestic premises within the meaning of the Landlord & Tenant (Consolidation) Ordinance for the time being in force.

     (s) Not to place or leave at the entrances or any of the staircases passages or landings of the said building used in common with other tenants of the Landlord any boxes furniture or rubbish or otherwise encumber the same.

     (t) Not without the prior written approval of the Landlord to exhibit or display within or on the exterior of the said premises any writing sign or other device whether illuminated or not which may be visible from outside the said premises.

     (u) Not to exhibit display or affix any writing sign or other device whether illuminated or not at the entrance of or at any part of the said premises without the Landlord's prior consent in writing Provided always that the Tenant may display its company name at the entrance of the said premises designated by the Landlord in such form, size, position and design as the Landlord may at its absolute discretion thinks fit.

     (v) Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the said premises against damage by fire or against claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this term.

     (w) Not to take delivery of furniture or fixtures or bulky items of goods in and out of the said building during normal office hours and under no circumstances to use passenger lifts for delivery purpose at any time.

     (x) Not to use the said premises or any part thereof for retail business NOR to allow any goods or merchandise to be sold on the said premises by retail or otherwise.

     (y) To keep at the expenses of the Tenant the lavatories and water apparatus therein when used exclusively by the Tenant in a good clean and tenantable state and in proper repair and condition at all times during the said term to the satisfaction of the Landlord.

     (z) Upon the expiration or earlier determination of this lease to deliver up possession of the said premises forthwith to the Landlord in good and tenantable repair and condition and to deliver all keys of the said premises to the Landlord. The Tenant shall also remove (if so required by the Landlord or its agent) all or any fittings improvements and additions affixed by the Tenant with or without the written consent of the Landlord from the said premises or any part thereof or any part of the said building or reinstate (if so required by the Landlord or its agent) the said premises or any part thereof or any part of the building to their original state as they are first handed-over to the Tenant and shall make good any damage thus caused to the said premises to the satisfaction of the Landlord at the expenses of the Tenant.

    (aa) Not to install any air-conditioning facilities in the said premises or any part thereof without the prior written consent of the Landlord.

    (ab) To obey and comply with the Deed of Mutual Covenant (if any), any House Rules or regulations as may from time to time made by the Landlord or its agent regarding the management of the said building and the services and facilities and the common area of the said building.

    (ac) To effect and maintain during the said term insurance cover in respect of the following:-

           (i)   Third Party

                 In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act neglect default or omission of the Tenant.
The policy of insurance shall be effected with a reputable insurance company and shall be endorsed to show the Landlord as registered owner of the said premises and shall be in an amount of not less than HKS1,000,000.00 payable on each claim and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

           (ii)  Glass

                  All glass now or hereafter on or in the said premises for its full replacement value.

           (iii) Water Damage

                 Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the toilet facilities and the fire fighting installation installed within the said premises or the incursion of water therein.

           (iv)  Fixtures and Fittings

                 The fixtures fittings goods personal effects stock and equipment within the said premises against fire and extraneous perils for their fail replacement value.

4.   The Landlord covenants with the Tenant as follows:-

     (a) To pay the Crown rent and Property Tax payable in respect of the said premises and all expenses of a capital nature other than those caused by the breach by the Tenant of any of the Tenant's obligations hereunder.

     (b) To keep during the said term at its own cost the structure and main drains of the said premises together with all staircases landings corridors lifts and all public portions of the said building including lavatories used in common with other tenants in a clean and tenantable state and to provide lighting thereto Provided that any repairs required are not caused by the Tenant.

     (c) To display the name in English and Chinese (if any) of the Tenant in the Tenant's Directory for the whole building and the Tenant's Directory on the floor landing of the said premises. The cost of lettering shall be paid by the Tenant.

     (d) That the Tenant paying the rent hereby reserved and observing the terms on the Tenant's part herein contained shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord PROVIDED THAT if the Landlord shall carry out any repair, renovation or refurbishment in relation to any part of the said building, the Tenant shall let the Landlord or his agents or workmen enter the said premises for carrying out such work.

     (e) To handover the said premises to the tenant in a bare shell condition upon the lease

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commencement date.  The wall shall be white wash finished and the floor shall be finished in cement sand screeding (except for the area marked in brown as shown on the floor plans annexed hereto which shall be of marble flooring).

     (f) To remove the self-constructed raising platform at the rear portion of 12th Floor of the said building.

     (g) To arrange for electricity supply to the premises at 800 A TPN no later than 30th February 1997 at the landlord's own cost or if the landlord provides town gas to the said premises, then the electricity supply to the premises shall be 700 A TPN.

     (h) To construct the followings at the tenant's cost which shall not exceeding HK$220,000.00.

           i) A 400 gallons water tank and two 5-horse power water pumps at the store room on 6th Floor of the said building.

          ii) A 400 gallons water tank and two 5-horse power water pumps at the area as marked "X" on the attached 12th floor plan.

         iii) A set of incoming water pipe of 50 mm width connected to 11th Floor of the said building.

          iv) A set of drainage sewage pipe of 100 mm width connected from the said premises to ground level man hole.

5.   It is hereby expressly covenanted and declared as follows:-

     (a) If the rent or any part thereof shall be unpaid (whether formally demanded or not) for more than fifteen days after any of the days on which the same ought to have been paid or if there shall be any breach or non-performance of any of the conditions herein contained and on the part of the Tenant to be observed or performed OR if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purpose of amalgamation or reconstruction) OR if the Tenant shall suffer execution to be levied upon the said premises or otherwise on the Tenant's goods, THEN in any such case it shall be lawful for the Landlord at any time thereafter to re-enter the said premises or any part thereof and thereupon this Lease shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach by the Tenant of any of the terms of this Lease. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges arising out of this Clause shall be paid by the Tenant and shall be recoverable from it as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

     (b) A written notice served by the Landlord on the Tenant to the effect that the Landlord exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

     (c) Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the conditions herein contained and on the Tenant's part to be observed and performed.

     (d) The Landlord shall not be under any liability to the Tenant or to any other person in respect of any loss or damage to any person or property sustained by the Tenant or any such other person owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from anywhere within the said building. The Tenant shall fully indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss damage or injury owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from the said premises OR to the neglect of default of the Tenant OR to the defective or damaged condition of the interior of the said premises (where such defective or damaged condition arose from a breach by the Tenant of the Tenant's obligations hereunder) or any fixtures or fittings for the repair of which the Tenant is responsible hereunder. The Tenant shall also fully indemnify the Landlord against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

     (e) For the purposes of this Lease any act default neglect or omission of any guest visitor contractor servant agent or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

     (f) The Landlord may at such time as it considers appropriate renovate redecorate and redesignate the common parts of the said building to promote and maintain its fitness and suitability as a first class commercial building. The said renovation redecoration and redesignation shall be carried out discreetly and speedily causing the least inconvenience and annoyance to the Tenant. To facilitate the said renovation redecoration and redesignation the Landlord shall be entitled to close any part of the said building and to prohibit restrict or limit entry thereto by members of the public at such time or times and for such period or periods as the Landlord shall at its own

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absolute discretion deem fit.  The Landlord shall not be held liable for any loss (whether of profit, goodwill or otherwise) howsoever arising to the Tenant by reason of the said renovation redecoration and redesignation.

     (g)   For the purpose of Part III of the Landlord and Tenant
(Consolidation) Ordinance relating to distress for rent and of this Lease the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

     (h) To the extent that the Tenant can lawfully do so the Tenant hereby expressly agrees to deprive itself of all rights to protection against eviction or ejectment afforded by any existing legislation or any amendments thereof applicable to the said premises or to this lease. The Tenant agrees to deliver up vacant possession of the said premises to the Landlord on the expiration or sooner determination of the lease hereby created notwithstanding any rule of law or equity to the contrary.

     (i) To permit the Landlord during 3 months immediately proceeding the determination of the tenancy to affix and retain without interference upon any part of the demised premises a notice of letting or selling the same and during the said 3 months to permit all persons with written authority from the Landlord or his agent at reasonable times of the day upon appointment made to view the said premises.

     (j) Any notice if required to be served on the Tenant hereunder shall be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant's last known place of business or residence in Hong Kong and if required to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at Landlord's registered Office.

6. If the said premises or any part thereof shall at any time during the lease be destroyed or damaged by fire so as to be rendered unfit for habitation and use or if any time during the continuance of this tenancy the said premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the said premises or the said building, the happening of which is not attributable to the act default neglect or omission of the Tenant, then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the said premises shall again be rendered fit for habitation and use or such order shall be revoked Provided Always that should the said premises not have been rendered fit for habitation and use or such order not have been revoked

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

in the meantime either the Landlord or the Tenant may at any time after the expiration of three months from the occurrence of such damage or destruction or condemnation or order (as the case may be) give to the other of them one month's notice in writing to determine this present lease and thereupon the same and everything herein contained shall cease and be void as from the date of the expiration of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant or of the Landlord in respect of the rent herein reserved until the coming into effect of the suspension. In the event of any disagreement between the parties on the application of this clause, then the matter shall be referred to a single Chartered Surveyor appointed by mutual agreement or failing agreement to a single arbitrator for settlement nominated by the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong and China Branch) on the application of either party in accordance with the provisions of the Arbitration Ordinance and such arbitrator's decision shall be final and binding.

7.   (a)   The Tenant shall on the signing hereof deposit with the Landlord a continuing Bank Guarantee issued by a reputable Bank in a form approved by the Landlord guaranteeing payment of an aggregated amount HK$1,203,628.80 representing two (2) months' rental, management fee, air-conditioning charge during the term of this Lease and which shall only expire one month after the expiry of this Lease.

     (b) In addition to the Bank Guarantee mentioned in Clause 7(a) herein, the Tenant shall on the signing hereof deposit and maintain with the Landlord the sum of HK$601,814.40 representing 1 month's rental, air-conditioning charges and management fee to secure the due observance and performance by the Tenant of the conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and the Landlord (without prejudice to any other right or remedy hereunder) is entitled to deduct therefrom the amount of any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such condition. Subject as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord within thirty days after the expiration or sooner determination of this Lease and the delivery of vacant possession to the Landlord OR within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

     (c) The amount of the deposit and bank guarantee shall be increased following each and any increase in the said rent, management fee or air-conditioning charges to an aggregate sum equal to THREE months' rent, management fee and air-conditioning charges at the rate payable after the increase in question and the Tenant shall make payment to the Landlord of such additional sum as shall be required to bring the deposit up to appropriate amount within fifteen days of each rent increase.

8.   (a)   The Landlord shall not in any circumstances be liable to the
Tenant or any other person:-

           (i) in respect of any loss or damage to person or property sustained by the Tenant of any such other person caused by or through or in any way owing to any defect in or breakdown of the lifts fire and security services equipment air-conditioning plant and other facilities of the said building;

           (ii) in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity gas or water supply to the said building or the said premises;

           (iii) in respect of any loss or damage to persons or property sustained by the Tenant or any such other person caused by or through or in any way owing to fire or the overflow or leakage of water from anywhere within the said building or the influx or rain water or sea water into the said building or the said premises or the activity of rats or other vermin in the said building, or

           (iv) for the security or safekeeping of the said premises or any person or contents therein nor shall the rent or maintenance and air-conditioning charges or surcharge or any part thereof abate or cease to be payable on account thereof.

9. The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this lease.

10. This Lease sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said building or the said premises. If any such representation or warranty has been given or implied the same is hereby waived.

11. The Landlord reserves the right to name the said building with any such name or style as it in its sole discretion may determine and at any time to change alter substitute or abandon any such name and without compensation to the Tenant PROVIDED THAT the Landlord shall give the Tenant and the postal and other relevant Government Authorities not less than three months' notice of its intention so to do.

12. Unless the context otherwise requires, works herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa.

13. The legal costs and disbursements incidental to the preparation this Lease shall be borne by the parties in equal shares. If the Tenant shall instruct another firm of solicitors to act on its behalf, then each party shall bear its own legal costs.

14. The stamp duty and registration fee payable on this Agreement and its counterpart shall be paid by the Landlord and the Tenant in equal share.

15.   (a)   The Landlord or its agent shall provide management services for the said building and air-conditioning services to the said premises.

     (b) The Tenant shall pay to the Landlord or its agent the monthly surcharge of HK$42,649.20 for 11th Floor and 12th Floor of the said building; and HK$28,789.20 for 10th Floor of the said building during the said term for the said management services and air-conditioning services to be paid at the same time as payment of rent is required to be made herein.

     (c) The Landlord has the right from time to time to revise the rate of the surcharge and to increase the surcharge payable by the Tenant in respect thereof. The Landlord shall give one month's notice in writing to the Tenant of the amount of the revised surcharge which shall be and become substituted for the amount hereinbefore referred to and the Tenant shall be and become liable to make payment in accordance with such written notice.

     (d) Subject to mechanical breakdown in the air-conditioning plant; the air-conditioning services shall operate during the hours from 8:00 a.m. to -6:00 p.m. from Monday to Friday and from 8:00 a.m. to 2:00 p.m. on Saturday except public holidays but may be varied at the discretion of the Landlord. The Tenant shall keep all the windows and doors closed while the air-conditioning ventilation is in operation and the Landlord shall have the right to send a representative to close the same for the Tenant should it be found that the Tenant does not comply with the notice to that effect of the Landlord.

The persistent breach by the Tenant of this clause is a breach justifying the Landlord to exercise the rights of re-entry or other remedies hereunder. PROVIDED ALWAYS that the Landlord shall in no case be held responsible for the suspension and or breakdown of the air-conditioning service which is due to causes beyond its control and that the Tenant shall not be entitled to claim any compensation or damages or an abatement of the said surcharge by reason of such suspension or breakdown.

     (e) If the Tenant shall require air-conditioning services to be supplied to the said premises outside the hours specified in (d) above, the same shall whenever possible be provided by the Landlord on the Tenant giving to the Landlord advance notice of the Tenant's requirement and on payment of the charges specified from time to time by the Landlord therefor.

     (f) If the Tenant commits to use extra air-conditioning continuously throughout the lease term as per the described hours specified in the First Column hereunder, the Landlord agrees to charge the Tenant at the concessionary rate specified in the Second Column hereunder for the first year of the lease term herein created and further providing that the increase thereafter (if any) shall not exceed the annual inflation rate:-

               Extra Hours                           Concessionary Rate
               -----------                           ------------------
      Every weekdays (except Saturday & Sunday)
      from 7:00 a.m. to 8:00 a.m.
      from 6:00 p.m. to 11:00 p.m.               HK$480.00 per day per floor

      Every Saturday
      from 7:00 a.m. to 8:00 a.m.
      from 2:00 p.m. to 10:00 p.m.               HK$720.00 per day per floor

      Every Sunday
      from 7:00 a.m. to 6:00 p.m.                HK$880.00 per day per floor

16. Lift service will be provided between the hours of 8:00 a.m. to 8:00 p.m. on Mondays to Saturdays together with a restricted service at all times up to 12:00 mid-night daily including Sundays save that the Landlord may suspend the service at any time if such action is necessary (through breakdown of machinery power cut or any cause necessitating stoppage.

17. The Tenant shall follow the provisions in the Fourth Schedule in respect of any fitting-out work.

18. The Tenant hereby declares and confirms that it has duly inspected the said premises and is satisfied with the current state and condition of the said premises and the fixtures and finishes therein. The said premises will be demised unto the Tenant by the Landlord in the state and condition as at the date of the signing of this Lease and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the user of the said premises and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used. The Tenant hereby agrees that it will at its own expense apply for any requisite licence or licences permit or permits from all Government or Public Authorities in respect of the carrying on of the Tenant's business therein and shall execute and comply with all ordinances, regulations orders, notices or rules made by all competent Government or Public Authorities in connection with the conduct of such business by the Tenant in the said premises. In the event that the Government and/or the competent authority and/or the management office of the said building from the opinion that the use of the said premises by the Tenant infringes the user restriction in the Crown Lease, or occupation permit or other relevant ordinances or the Deed of Mutual Covenant or the House Rules of the said building, the Tenant shall discontinue such infringed user immediately. The Tenant further agrees to indemnify the Landlord in respect of any breach by the Tenant of the aforesaid. In particular but without limitation no warranty or representation is made by the Landlord or its agents regarding :-

     (a) the fittings and finishes or the installations and appliances (if any) in the said premises and/or the Building.

     (b) the state and condition of the said premises or the said building and the user thereof,

           or

     (c)   the composition of the said building.

19. The Tenant hereby declares and confirms that the Landlord's fixtures and fittings stated in the Fifth Schedule are incorporated into the said premises and it has duly inspected the same and is satisfied with their current state and condition.

20. The Landlord and the Tenant agree that the terms set out in Sixth Schedule (if any) shall apply to this Lease and shall be incorporated as an integral part of this Lease.

21.   (a)   This Lease shall be subject to written consent being obtained from the existing Mortgagee, The Hongkong and Shanghai Banking Corporation Limited. In the event that such consent is not given within a reasonable time from the date hereof, this

Agreement shall automatically determine and the deposit paid hereunder shall be returned to the Tenant but without interest or compensation. The Tenant shall immediately vacate the said premises and deliver up vacant possession thereof to the Landlord and shall have no claim or right of action against the Landlord for damages or otherwise. The Landlord may deduct from the said deposit any reasonable amount for damage or loss suffered by the Landlord in connection with any breach by the Tenant of any provisions hereunder without prejudice to any right of action that the Landlord may have against the Tenant. In the event that such consent is given, all expenses and costs, if any, incurred in obtaining the said consent shall be borne by the Landlord.

     (b) The existing Mortgagee, in giving consent to this Lease, may request that certain provisions be inserted herein or that certain provisions herein contained by amended (it being understood that such provisions mainly deal with the exemption of liability on the part of the Mortgagee for the performance of the Landlord's covenants herein or for the refund of the deposit paid hereunder at the expiration or sooner determination of the tenancy). The parties hereto shall agree to any reasonable provisions or amendments which the Mortgagee may request to be made hereto. In case the Mortgagee shall request the Tenant to sign any Undertaking/Acknowledgement exempting the Mortgagee's liability to refund the said deposit paid hereunder at the expiration or sooner determination of the lease, the Tenant shall whenever requested sign or give such Undertaking/Acknowledgement.

22. The marginal note and headings are intended for guidance only and do not form a part of this Lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

                                 FIRST SCHEDULE
                                 --------------
                                 ("the Tenant")

Tenant: PHYSICAL HEALTH CENTRE HONG KONG LIMITED whose registered office is situate at



Business Name:           PHYSICAL LADIES CLUB



                                 SECOND SCHEDULE
                                 ---------------
                               ("the said premises")

The whole of 10th Floor, 11th Floor and Portion of 12th Floor and Storeroom on 6th Floor of Prestige Tower ("the said building"), No.23 and 25 Nathan Road, Kowloon, Hong Kong (as shown and coloured pink on the typical floor plans annexed hereto for identification purpose) TOGETHER with the right to use the front and rear staircases as coloured green on the said floor plans and TOGETHER with the right to upgrade the finishing of the said staircases subject to Landlord's approval at the Tenant's own costs and subject to compliance with relevant government regulations.



                                 THIRD SCHEDULE
                                 --------------
                                ("Term & Rental")

(1)   11th Floor & Portion of 12th Floor and Storeroom on 6th Floor of the
said
-------------------------------------------------------------------------
building (referred to in this Clause as "the First Distinctive Premises")
-------------------------------------------------------------------------
At a monthly rental of HK$316,638.00 commencing on 20th January 1997 and expiring on 31st January 2000 exclusive of rates, management fee, air-conditioning charge and all outgoings.

(2)   10th Floor of the building (referred to in this Clause as "the Second
----------------------------------------------------------------------------
Distinctive Premises")
---------------------

     (a) At a monthly rental of HK$213,738.00 commencing, SUBJECT to repossession by the

Landlord, on 10th April 1997 and expiring on 31st January 2000 exclusive of rates, management fee, air-conditioning charge and all outgoings;

     (b) In the event that the Landlord fails to repossess the Second Distinctive Premises and deliver vacant possession thereof to the Tenant on 10th April 1997, the commencement date of the lease in respect of the Second Distinctive Premises shall be postponed to no later than 1st June 1997 and the Tenant shall claim no compensation from the Landlord;

     (c) In the event that the Landlord is unable to deliver vacant possession of the Second Distinctive Premises to the Tenant on 1st June 1997, the commencement date of the lease in respect of the Second Distinctive Premises shall be further postponed to no later than lst August 1997 PROVIDED THAT the Landlord shall grant an additional one month's rent-free period in respect of the Second Distinctive Premises to the Tenant;

     (d) In the event that the Landlord is unable to deliver vacant possession of Second Distinctive Premises to the Tenant on lst August 1997, the lease in relation to the Second Distinctive Premises shall become absolutely null and void. Upon such event the Landlord shall refund to the Tenant a sum of HK$242,527.20 (being the due proportion of the deposit paid for the Second Distinctive Premises) but without interests and reduce the Bank Guarantee to an aggregate amount not exceeding HK$718,574.40. Neither the Landlord nor the Tenant shall be entitled to claim any compensation and damages against the other party.

3. For the avoidance of doubt, the Landlord's failure to deliver vacant possession of the Second Distinctive Premises to the Tenant on or before 1st August 1997 thus rendering the lease in relation to the Second Distinctive Premises null and void pursuant to Clause 2(d) above shall not invalidate the lease in relation to First Distinctive Premises. In the event that the lease in relation to the Second Distinctive Premises shall become null and void, this Lease shall be construed as two severable distinctive leases, namely, the First Distinctive Premises and the Second Distinctive Premises, and upon such event, the lease in relation to the First Distinctive Premises shall continue to be valid and subsisting subject to the terms and conditions as set out in this Lease to the extent that the same are applicable.



                                 FORTH SCHEDULE
                                 --------------
                                 ("Fitting-out")

1. The Tenant shall fit out the interior of the said premises at the Tenant's expense in accordance with such plans and specifications as shall have been first submitted by the Tenant to be approved in writing by the Landlord in a good proper and workmanlike fashion using good quality materials and in all respects in a style appropriate to a first class commercial/office building and so to maintain the same throughout the said term in good and substantial repair and condition to the satisfaction of the Landlord Provided That no such approval shall make the Landlord be responsible for any damage or claims arising from defects in the design or quality of the fitting out or otherwise. The Tenant will not cause or permit to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the said premises without the previous approval in writing of the Landlord (such approval shall not be unreasonably withheld or delayed).

2. For the purpose of fitting out or redecorating or renovation the said premises the Tenant shall observe and comply with the following procedures and stipulations namely :-
Approval Of Plans        (a)   The Tenant shall at its own cost prepare and
submit to the Landlord for approval suitable drawings and specifications of the works proposed to be carried out by the Tenant (the "Tenant Works") together with schematic drawings illustrating the design and layout proposal of such proposed works and any equipment (the "Tenant's Plans").
The Tenant's Plans shall :-

Content Of Plans               (i)   include detailed drawings, plans and
specifications of any changes in the electrical wiring and installations and/or air-conditioning piping ducting and vents and/or fire services installation and/or other services;

                              (ii)   include details of all lighting
features; and

                             (iii)   comply with all relevant Ordinances,
regulations and bye-laws from time to time in force in Hong Kong.
Acceptance Of Plans (b) The Landlord will consider the Tenant's Plans and may accept or reject the Tenant's Plans or require modifications thereof or any part of them as the Landlord may in its absolute discretion think fit within 21 days from the date of submission of the Tenant's Plans to the Landlord.

Fees For Approval        (c)   The Tenant shall pay a vetting fee in the
amount of HK$21,648.00 in respect of the involvement of the Landlord's consultants in the review and approval of the Tenant's Plans.

Compliance With Regulations (d) The Tenant shall comply with applicable statutes codes ordinances licences and other regulations for all work performed by or on behalf of the Tenant on the said premises. The Landlord's agents or consultants' approval of plans or of the Tenant's Works shall not constitute any implication representation or certification by the Landlord that the Tenant's Works are in compliance with the said statutes codes ordinances licences or regulations. When several sets of requirements must be met the standard set by the Landlord's consultants shall also apply.

Permission For Commencement    (e)   The Tenant will not commence the
Tenant's Works until permitted in writing so to do by the Landlord (such permission shall not be unreasonably withheld or delayed) and as soon as possible after the date of such permission the Tenant shall commence such work and complete it expeditiously.

Approved Contractors for fire Service Work
                               (f)   No fire service works shall be carried
out by any contractor other contractors designated by the Landlord or such contractors approved by the Landlord in writing Provided always that the Landlord shall not be responsible or liable in any way for the works carried out by or the performance of such designated or approved contractors. As for other fitting out work or decoration work, the Tenant shall employ its own contractor.

Information On Contractors     (g)   The Tenant shall submit to the Landlord
by hand or via registered post at least three (3) days prior to the commencement of construction, the following information:-

                                     (i)   the name(s) and address(es) of
the general contractor(s) and other contractors the Tenant intends to engage in the construction of the Tenant's Works, and

                                    (ii)   the actual commencement date of
construction and the estimated date of completion of construction work and date of projected opening.

Compliance With Landlord's Instructions
                               (h)   In carrying out any approved work, the
Tenant shall cause his servants agents employees contractors licensees and workmen to cooperate with the Landlord and/or the Manager and all servants agents and workmen of the Landlord and/or the Manager and with other tenants or contractors carrying out any work in the Building. The Tenant shall comply with and cause his servants agents employees contractors licensees and workmen to obey and comply with all reasonable instructions and directions which may be given in connection with the carrying out of such work by the Landlord or its agents or servants.

Electricity Charges For Fitting Out
                               (i)  The Tenant shall be solely responsible
for all electricity and other charges arising out of fitting out the said premises. The Landlord however is not responsible for the provision of electric power for such fitting out works.

Fitting Out Deposit            (j)   The Tenant shall observe and comply
with the provisions set out herein and the House Rules in the execution of such fitting out works. As security for the due observance and compliance by the Tenant and its agent servants and/or contractors of the House Rules in the fitting out of the Premises, the Tenant shall place a fitting out deposit of HK$150,000.00 with the Landlord before commencing to fit out the said premises. The said fitting out deposit shall be returned within 14 days after the said premises shall have been fitted out in accordance with the approved plans without interest to the Tenant subject to any deduction thereform necessary to make good any damage loss or injury to the said premises or the Building or suffered by the Landlord or the Manager as a result of any breach by the Tenant of the House Rules in fitting out the said premises.



                                 FIFTH SCHEDULE
                                 --------------
                            ("the Landlord fixture")

1. Central air-conditioning system (supply and return air ductings excluded).

2.   New emulsion painted wall finishes.

3.   Cement sand screed concrete floor.

4. Standard marble floors and walls at the typical lift lobbies on 1O/F and 11/F.



                                 SIXTH SCHEDULE
                                 --------------
                                ("Special Terms")

1.   Rent-Free Period
     ----------------

     (a) 11th Floor Portion of 12th Floor and Storeroom on 6th Floor of the said building
----------------------------------------------------------------------------

The Tenant shall be entitled to a rent-free period from 20th January 1997 to 19th May 1997 (both date inclusive). During the said rent-free period, the management and air-conditioning charges, rates, utility and all other charges shall be payable by the Tenant.

     (b)   10th Floor of the said buildings
           --------------------------------

The Tenant shall be entitled to a rent-free period of four calendar months from the date on which vacant possession is delivered to the Tenant Provided that an additional one-month rent-free will be granted if vacant possession cannot be delivered to the Tenant on or before 1st June 1997.

2.   Option for Renewal
     ------------------

     (a) And it is hereby agreed that If the Tenant shall wish to take a further term of three (3) years from the expiration of the said term and shall at least six months prior to the expiration of the said term give to the Landlord written notice to that effect and shall have paid the rent and other charges hereby reserved and performed and observed the term and conditions on its part therein contained up to the expiration of the term then the Landlord will let the said premises to the Tenant for a further term of three (3) years ("First Extended Period") from such expiration at the market rent to be determined in Sub-Clause (c) hereunder and so far as are applicable subject to the same terms conditions as are contained in this Lease save and except this clause for renewal and the clause for rent-free period PROVIDED the rent payable for the Final Extended Period shall not in any event exceed 25% increase of the previous rental but not less than the previous rental.

     (b) Notwithstanding anything to the contrary hereinbefore contained it is hereby further expressly agreed and declared that the Tenant shall have the option to renew this Lease for another further term of 3 years upon the expiration of the First Extended Period subject to the terms of renewable described herein but otherwise in the same terms and conditions as provided in this Lease save for this clause for renewal and rent-free period. If the Tenant shall be desirous of taking a lease term of the said premises for a further term of 3 years from the expiration of the First Extended Period it shall not later than 6 months before the expiration of the First Extended Period give to the Landlord notice in writing of such desire and if the Tenant shall have paid the rent hereby reserved and shall have performed and observed the several covenants hereinbefore contained and on its part to be observed and performed up to the expiration of the lease term hereby created then the Landlord shall let the said premises to the Tenant for such further term of 3 years (hereinafter called "the Second Extended Period") from the expiration of the First Extended Term at the then open market rent to be determined in accordance with sub-clause 2(c) hereunder.

     (c) The market rent to be paid for the First Extended Period and the Second Extended Period shall be the market rent determined as follows:-

           (i)   by agreement between the parties hereto; or

          (ii) failing agreement as in (i) above, then by an independent professional valuer or firm of professional valuers ("valuer") to be jointly appointed by the parties hereto not later than one month before the expiration of the Term;

         (iii) failing such a joint appointment as in (ii) above, then by a valuer to be appointed on the application of either party by the chairman (or in his absence, a Vice-Chairman) for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch);

          (iv) in the event that the rent for the further term has not been determined as hereinbefore provided before the expiration of the Term, the Tenant shall continue to pay to the Landlord the rent then payable for the period immediately preceding the further term until the new rent has been so determined. The rent for the further term shall then be adjusted retrospectively to the date of the commencement of the further term and the rent having been so determined shall be paid and accounted for accordingly within 21 days of such determination;

           (v) the valuer shall act as an expert and not as an arbitrator and shall be required to determine the sum which in his opinion represents the open market rent for the Premises as if the same were being let with vacant possession on the open market for a term equal to the further term without reference to any other adjustment of rent during the said term but otherwise having regard to all issues which in the sole opinion of the valuer appear relevant subject to subclause (vi) immediately following;

          (vi) the valuer shall determine the open market rent disregarding:-

                 (a) any effect on rent of the fact that the Tenant may have been in occupation of the said premises;

                 (b) any goodwill attach to the said premises by reason of its use by the Tenant;

                 (c) any effect on rent of any authorized improvement addition alteration or other work made or carried out by the Tenant at its own expense otherwise than under any obligation to the Landlord whether under this "seet" or otherwise;

                 (d) any abatement of rent under the special terms hereof but on the following assumptions (if not facts):-

                       a) that all the terms and conditions herein contained have been fully observed and performed at all times;

                       b) that on the commencement date of the further term the said premises are fit for immediate occupation and use and that no addition alteration or other work has been made or carried out by the Tenant during the Term which has diminished the rental value of the said premises;

          (vii) the costs and expenses of the valuer shall be borne by the Landlord and the Tenant in equal shares;

         (viii) the decision of the valuer shall be final and binding upon both parties and shall determine the rent for the first further term as if it had been expressly provided for and stated herein.

3.   Sale and Redevelopment during Second Extended Period
     ----------------------------------------------------

Notwithstanding anything herein contained, if the Landlord shall enter into a contract for the sale of the said building or any part thereof of which the said premises form part during the Second Extended Period mentioned in Clause 2(b) above to a purchaser other than any subsidiary or holding company (as respectively defined in the Companies Ordinance) of the Landlord or if the Landlord shall resolve to redevelop the said building or any part thereof whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise (which intention shall be sufficiently evidenced by a copy of the Resolution of its Board of Directors certified by its Secretary to be a true and correct copy), then in any such event the Landlord shall be entitled to give not less than 6 months' notice in writing at any time to terminate this lease. Immediately upon the expiration of such notice this lease shall terminate but without prejudice to the rights and remedies of either party against each other in respect of any antecedent claim or breach of any of the conditions herein contained.

4.   First Right of Refusal
     ----------------------

The Tenant shall have the first right of refusal to let whole of the Ninth Floor of the building in the event that the floor is available for letting within the term of this Lease.

AS WITNESS the hands of the parties hereto the day and year first above written.






SEALED with the Common Seal            )
and SIGNED by                          )
for and on behalf of the Landlord      )           /S/ Authorized signatory
in the presence of:-                   )
/S/ Authorized signatory



SEALED with the Common Seal            )
and SIGNED by Luk Ngai Kzung           )   For and on behalf of
for and on behalf of the Tenant        )   PHYSICAL HEALTH CENTRE HONG KONG
LTD.
in the presence of:-                   )   /S/Ngai Keung Luk
/S/ Darrie Lam                             Director/Authorized Signatory






RECEIVED the day and year first above       )
written of and from the Tenant the sum of   )
HK$601,814.40 in form of cheque and         ) /S/Authorized signatory
HK$1,203,628.80 in form of Bank Guarantee   )
being the security deposit                  )